Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G (including additional amendments thereto) with respect to the Class A ordinary shares, par value $0.00001 per share, of 9F Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Date: January 13, 2020

Silverhorn Investment Advisors Limited

/s/ Michael Raza Imam
Michael Raza Imam, Director

Silverhorn SPC Ltd

/s/ Michael Raza Imam
Michael Raza Imam, Director

Titan Capital Holdings Limited

By:	/s/ Ye Jun
Ye Jun

/s/ Reto Merazzi Reto Merazzi

/s/ Michael Raza Imam
Michael Raza Imam